BARCLAYS

Project Integrate 2.0

July 28, 2019

Table of Contents

Disclaimer

The following pages contain material that was provided to the Special Committee of Board of Directors (the "Board") of Medley Management Inc. (the "Company") by Barclays Capital Inc. ("Barclays"). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays.

Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays' use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute investment, legal, tax, financial, accounting or other advice.

Because these materials were prepared for use in the context of a presentation to the Board, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. These materials were not prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Board, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. These materials are not intended to provide the sole basis for evaluation of the proposed transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed transaction.

Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays' role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company.

Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Medley Capital Corp. or Sierra Income Corp. for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

These materials do not constitute nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any transaction described herein.

Executive Summary

Transaction Update

Barclays is pleased to present to the Special Committee of the Board of Directors of Medley Management Inc. in connection with the proposed three-way combination of MDLY, MCC and SIC

Situation Overview	• Medley Management Inc. ("MDLY" or the "Company"), Sierra Income Corp. ("SIC") and Medley Capital Corp. ("MCC") signed definitive agreements for the prior transaction on August 9th, 2018
	• The board of directors of MDLY has received a revised proposal for a three-way combination of SIC, MCC and MDLY
	• Following the announcement of the August 2018 transaction, parties including FrontFour Capital Group LLC ("FrontFour") sought to increase the value received by MCC
	  ▪ MCC and FrontFour entered into a settlement on April 26, 2019, amending the proposed merger and, among other matters, provide that if the merger is consummated, a settlement fund will be created, consisting of $17 million of cash and $30 million of Pro Forma Sierra common stock
	  ▪ SIC has revisited the terms of the original transaction, and the Special Committee of the Board of Directors of the Company (the "Special Committee") has asked Barclays to continue providing financial advisory services and render a written opinion to the Special Committee with respect to the proposed transaction
	• SIC revised consideration downwards in absolute terms, attributing the change to the performance of MDLY and MCC and the anticipated costs associated with the settlement
	• In addition, we understand that the agreement between SIC and MCC provides for a "go shop" of MCC
	  ▪ We understand SIC has agreed to close the transaction of MDLY regardless of the outcome of the MCC "go shop" per the terms of the merger agreement
	  ▪ We have analyzed the acquisition of MDLY by SIC, with and without the simultaneous acquisition of MCC by SIC
	  ▪ If the SIC acquisition of MCC is not consummated, we assume at your request for purposes of our analyses the MCC management contract with MDLY would be terminated

Changes to Analysis Assumptions	• New management estimates have been provided, including an additional year (2022), refer to slide 31 in the Appendix for a comparison of both sets of estimates • Management estimates have been provided assuming the acquisition of MCC is consummated simultaneously with the closing of the MDLY / SIC merger and, alternatively, that the acquisition of MCC is not consummated and the MCC management contract with MDLY is terminated; we have considered both scenarios • In the new proposal, RSUs will receive a differentiated treatment depending on their holder: RSUs held by directors of MDLY will be converted into SIC RSUs. RSUs held by non-management directors of MDLY will be converted into a share of Class A Common Stock that shall participate in the merger on the same basis as the other individual holders of shares of Class A Common Stock • Class A consideration consists of cash and stock only; there is no special dividend ▪ At 1.0x PF SIC NAV, the Class A shareholders will receive a consideration worth up to $4.72 per share, $0.69 greater than the $4.03 offered to the LLC Unitholders • The multiples from comparable trading firms have been updated to reflect appropriate ranges • Unlevered FCF analysis for purposes of our MDLY DCF

Transaction Overview

Transaction Highlights

- SIC is the acquirer of both MDLY and MCC
- MCC acquired by SIC for stock
  - 0.6600-0.6800 SIC shares per MCC share[1]
  - $4.48 NAV per MCC share based on SIC 3/31/2019 pro forma NAV[2]
  - MCC to receive settlement proceeds
    - $17 million cash settlement
    - $30 million worth of pro forma SIC shares
- MDLY acquired by SIC for cash and stock
  - **Public Class A Shareholders:**
    - $2.96 cash consideration and 0.2668 shares of SIC per MDLY share to public
    - Cash consideration per share to Public Class A Shareholders is $0.30 greater than the cash consideration per share to each LLC Unit
  - **LLC Unitholders:**
    - $2.66 cash consideration and 0.2072 shares of SIC per LLC Unit to holders
  - **MDLY RSUs:**
    - Each management RSU to be exchanged for 0.7079 SIC RSUs, and each non-management RSU to be converted into one MDLY Class A share
- **Total Consideration from SIC to MDLY = $4.22 per share for 35.173 million shares[3]**
  - LLC Unitholders to receive 0% of the Tax Receivable Agreement ("TRA") value (versus 85% share in contractual agreement) consistent with August 2018 deal

Source: MDLY Management.

1. *Final exchange ratio dependent on amount of plaintiff fees. For purposes of this presentation and our analysis, we have assumed a 0.6800x exchange ratio of SIC to MCC.*
2. *Based on MCC, SIC and MDLY estimates per MDLY Management.*
3. *Sum of Class A, LLC and RSUs.*

Pro Forma BDC Market Position (combination with MCC and MDLY)

Public BDCs by Assets

($ in mm)

Manager	Assets	Market Cap	Price / NAV
Ares Capital	$13,962	$7,733	1.05 x
FS KKR Capital	7,733	3,119	0.76
Prospect Capital	5,848	2,451	0.74
Golub Capital	4,160 (1)	1,106	1.14
New Mountain Finance	2,650	1,216	1.03
Main Street Capital	**2,595**	**2,607**	**1.70**
Apollo Investment	2,498	1,125	0.87
TCG BDC	2,214	915	0.87
Hercules Capital	**2,139**	**1,347**	**1.26**
Bain Capital Specialty Finance	1,996	952	0.92
TPG Specialty Lending	1,850	1,299	1.20
Solar Capital	1,807	881	0.95
Pro Forma SIC (2)	**1,755**	**NA**	**NA**
BlackRock TCP Capital	1,663	827	0.99
Oaktree Specialty Lending	1,541	744	0.81
Goldman Sachs BDC	1,428	811	1.17
PennantPark Investment	1,282	449	0.76
Barings BDC	1,211	501	0.86
Sierra Income Corporation	1,013	NA	NA
PennantPark Floating Rate	1,012	452	0.88
Blackrock Capital Investment	722	411	0.84
Fidus Investment	705	396	0.98
Medley Capital	696	127	0.46
Mean	**$2,717**	**$1,403**	**0.96 x**

Source: FactSet, SNL Financial, Relevant company filings. Market data as of July 26, 2019.
Note: Bold indicates internally managed BDCs.
1. *Pro forma total assets, based on transaction documents, for Golub Capital Investment Corp. / Golub Capital BDC combination announced on November 27, 2018.* 2. *Per MDLY Management. Pro Forma SIC total assets estimated as follows: SIC assets of $1,013mm + MCC assets of $696mm + MDLY assets of $129mm - $82mm transaction adjustments = Pro Forma SIC assets of $1,755mm*

BARCLAYS

Historical Performance by Entity

Historical Stock Price (Since MDLY IPO)



August 2018
$18
$15
$12
$9
$6
$3
$0
Sep-14
Mar-15
Sep-15
Mar-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Jan-19
Jul-19
MDLY
MCC
SIC(1)

Quarterly NAV & Dividend Performance (Since MDLY IPO)



NAV / Share
August 2018
Dividend / Share
$15
$12
$9
$6
$3
$0
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
Sep-14
Apr-15
Nov-15
Jun-16
Dec-16
Jul-17
Feb-18
Sep-18
Mar-19
MCC NAV
SIC NAV
MCC Dividend
SIC Dividend
MDLY Dividend

Source: SIC website, FactSet, SNL. Note: Market data as of July 26, 2019. Financial data as of March 31, 2019. MDLY priced its IPO at $18.00 on August 24, 2014.

1. Offering price shown per SIC website. Sierra Income Corporation closed its public offering on July 31, 2018.

MDLY Valuation Analysis (combination with SIC and MCC)

MDLY Historical and Projected Income Statement (combination with MCC and MDLY) (1)

Historical and Forecasted P&L

($ in millions)	2017A	2018A	2019E	2020E	2021E	2022E
Revenue						
MCC	$17.3	$13.5	$10.5	$9.5	$10.5	$11.0
SIC	21.2	19.0	18.3	21.5	26.3	30.0
Other	12.4	14.2	14.4	20.1	27.7	37.3
Base Management Fees	$50.9	$46.6	$43.1	$51.1	$64.5	$78.3
Origination Fees	2.3	0.5	1.8	1.8	2.5	2.3
Incentive Fees	4.9	0.0	5.5	13.2	17.8	27.4
Performance Fees	(1.7)	0.1	0.5	1.0	1.8	2.4
Other Revenue and Fees	9.5	10.7	10.9	10.9	10.9	10.9
Total Revenue	**$65.8**	**$58.0**	**$61.9**	**$78.1**	**$97.5**	**$121.2**
Revenue Growth		*(11.9%)*	*6.7%*	*26.1%*	*24.9%*	*24.3%*
Expenses						
Compensation & Benefits	$24.7	$28.0	$23.0	$28.9	$34.6	$43.0
Investment Expense (Income)	(2.4)	0.1	(0.7)	(0.7)	(0.7)	(0.7)
G&A and Other	9.8	15.3	12.0	12.4	12.9	13.8
NCI	4.4	2.0	0.2	0.9	2.2	4.4
Total Expenses	**$36.4**	**$45.4**	**$34.5**	**$41.5**	**$49.0**	**$60.5**
Core EBITDA	**$29.4**	**$12.6**	**$27.4**	**$36.6**	**$48.5**	**$60.7**
EBITDA Margin	*44.7%*	*21.8%*	*44.3%*	*46.9%*	*49.7%*	*50.1%*
D&A	($0.9)	($0.8)	($0.7)	($0.7)	($0.7)	($0.7)
Interest Expense	(11.9)	(10.8)	(10.8)	(10.8)	(10.8)	(10.8)
Other	1.1	0.6	0.0	0.0	0.0	0.0
Pre-Tax Income	**17.8**	**$1.6**	**$15.9**	**$25.1**	**$37.0**	**$49.2**
Taxes	(2.2)	(1.8)	(1.8)	(2.4)	(3.6)	(4.8)
Core Net Income	**$15.5**	**($0.1)**	**$14.1**	**$22.7**	**$33.4**	**44.4**
Fee Earning AUM	**$3,158**	**$2,785**	**$2,841**	**$3,631**	**$4,613**	**$5,467**
AUM Growth		*(11.8%)*	*2.0%*	*27.8%*	*27.1%*	*18.5%*

Source: Files uploaded to the Integrate ShareVault virtual dataroom: 2.5.3 Financials; Strategy - Management Plan.

1. *Assumes MDLY continues to manage MCC and SIC.*

Analysis of Proposed Consideration (combination with MCC and MDLY)

Value to MDLY shareholders is dependent upon the Price to NAV valuation of Pro Forma SIC

Valuation at Various Pro Forma SIC Assumed NAV Multiples

		Metric	0.46x [6]	0.60x	0.70x	0.80x	0.90x	1.00x [7]
	Implied SIC NAV per Share		$3.02	$3.95	$4.61	$5.27	$5.93	$6.59
	PF SIC NAV per Share [1]	$6.59						
	MDLY [2]							
To MDLY	Stock Consideration		$0.84	$1.11	$1.29	$1.47	$1.66	$1.84
To MDLY	Cash Consideration		2.38	2.38	2.38	2.38	2.38	2.38
	Total Consideration per Share		**$3.22**	**$3.49**	**$3.67**	**$3.85**	**$4.04**	**$4.22**
o/w RSUs	Stock Consideration	0.7079 x	$2.14	2.80	3.27	3.73	4.20	4.66
o/w RSUs	Cash Consideration		0.00	0.00	0.00	0.00	0.00	0.00
	Total Consideration to Unvested RSUs		**$2.14**	**$2.80**	**$3.27**	**$3.73**	**$4.20**	**$4.66**
o/w LLCs	Stock Consideration	0.2072 x	$0.63	0.82	0.96	1.09	1.23	1.37
o/w LLCs	Cash Consideration		2.66	2.66	2.66	2.66	2.66	2.66
	Total Consideration to LLC Unitholders		**$3.29**	**$3.48**	**$3.62**	**$3.75**	**$3.89**	**$4.03**
o/w Class A	Stock Consideration	0.2668 x	0.81	1.06	1.23	1.41	1.58	1.76
o/w Class A	Cash Consideration		2.96	2.96	2.96	2.96	2.96	2.96
	Total Consideration to Class A Shareholders		**$3.77**	**$4.02**	**$4.19**	**$4.37**	**$4.54**	**$4.72** [8]
	Premium / (Discount) for Class A Shareholders							
	Current Share Price (July 26, 2019)	**$2.38**	**58.2%**	**68.7%**	**76.1%**	**83.5%**	**90.9%**	**98.3%**
	52-Week High (November 23, 2018)	5.60	(32.8%)	(28.3%)	(25.2%)	(22.0%)	(18.9%)	(15.7%)
	52-Week Low (May 17, 2019)	2.33	61.6%	72.3%	79.9%	87.4%	95.0%	102.5%
	90-Day VWAP	2.60	45.0%	54.6%	61.4%	68.2%	75.0%	81.7%
	Implied Enterprise Value							
	Equity Capitalization [3]		$113.4	$122.6	$129.1	$135.6	$142.0	$148.5
	Plus: Net Debt [4]		110.1	110.1	110.1	110.1	110.1	110.1
	Implied Enterprise Value		$223.5	$232.7	$239.2	$245.7	$252.1	$258.6
	Summary MDLY Valuation Metrics [5]							
	2019E P / E	$14.1	8.0x	8.7x	9.1x	9.6x	10.1x	10.5x
	2020E P / E	22.7	5.0	5.4	5.7	6.0	6.3	6.5
	2019E EV / EBITDA	27.4	8.2	8.5	8.7	9.0	9.2	9.4
	2020E EV / EBITDA	36.6	6.1	6.4	6.5	6.7	6.9	7.1

Source: Bloomberg, FactSet, Company Filings. MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 2.5.3 Financials; Strategy - Management Plan.
Note: Market data as of July 26, 2019. Financial data based on management estimates.

1. *Total NAV of Pro Forma SIC (including MCC) is $994mm per MDLY management. 2. Total consideration by type (stock, cash, and stock plus cash) received collectively by Class A Shareholders, LLC Unitholders, and Unvested RSU holders, divided by the number of Class A Shares Outstanding (5.960mm), plus the number of LLC Units (24.839mm), plus the number of RSUs (4.373mm). 3. Calculated as per share total consideration to Class A Shareholders times the number of Class A Shares Outstanding (5.960mm), plus per unit Total Consideration to LLC Unitholders times the number of LLC Units (24.839mm), plus per unit Total Consideration to Unvested RSUs times the number of units (4.373mm). Share counts per MDLY management. 4. Net debt calculated as follows: principal balance of debt outstanding of $122.6mm - cash and equivalents of $12.5mm = $110.1mm. 5. Forward looking EBITDA and EPS estimates per MDLY Management forecasts posted to the Integrate ShareVault virtual data room. 6. Current Medley Capital Corporation P/NAV is 0.4580x. 7. Selected range of 0.80x – 1.00x Pro Forma SIC P / NAV multiples. 8. At 1.0x NAV, the total consideration per share to the Class A Shareholders is 69 cents greater than to the LLC Unitholders.*

MDLY Valuation Summary per Class A Share (combination with MCC and MDLY)

Indicative Price Valuation per Class A Share (1)

($ in millions)

Category	Methodology	Metric	Range
Trading Comparables: Asset Management	P/E	2019E Earnings $14.1	7.5x - 10.0x
		2020E Earnings $22.7	7.0x - 9.0x
	EV / EBITDA[2]	2019E EBITDA $27.4	5.5x - 7.0x
		2020E EBITDA $36.6	5.0x - 6.5x
AM Prec. Trans.	EV / EBITDA[2]	2019E EBITDA $27.4	9.0x - 12.0x
DCF	WACC		15.0% - 13.0%
	Exit Multiple		5.0x - 6.5x
Solely For Reference	Historical Trading Performance	52 Week High/Low	$2.33 - $5.60
	Precedent Premiums Paid[3]	Premium to Mkt. Cap.	15.0% - 25.0%
	Compass Point Research Price Target[4]		



x MCC's current share price @ $2.33(6)
$3.01
$4.0
$4.5
$5.81
$1.16
$2.33
$2.07
$3.63
$3.89
$6.22
$3.72
$5.74
$2.33
$5.60
$2.74
$2.98
$5.25
Note: Current Share Price: $2.38 x
x Note: Class A $2.96 Cash Consideration
0.80x – 1.00x P/NAV ($4.37 – $4.72)(5)

Implied Metrics for Class A Shareholders	$0.50	$1.50	$2.50	$3.50		$4.50		$5.50	$6.50	$7.50
Implied Pro Forma SIC Price / NAV	-	-	-	*0.31x*	*0.80x*	*0.88x*	*1.00x*	*NM*	*NM*	*NM*
Price / 2019E Earnings	1.2x	3.7x	6.2x	8.7x	10.9x	11.2x	11.8x	13.7x	16.2x	18.7x
Price / 2020E Earnings	0.8	2.3	3.9	5.4	6.8	7.0	7.3	8.5	10.1	11.6
EV / 2019E EBITDA	4.7	5.9	7.2	8.5	9.6	9.8	10.1	11.1	12.4	13.6
EV / 2020E EBITDA	3.5	4.5	5.4	6.4	7.2	7.3	7.5	8.3	9.3	10.2

Source: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 2.5.3 Financials; Strategy - Management Plan.

Notes: Market data as of July 26, 2019. Ranges determined based on lower quartile of trading comps. Compare to August 2018 presentation. Forward looking multiples use 2019E and 2020E figures, whereas August 2018 presentation utilized 2018E and 2019E.

1. Analysis presented on a per share basis. Per Medley management, assumes total MDLY shares (35.173mm), which includes Class A (5.960mm), LLC (24.839mm) and RSUs (4.373mm). 2. Net debt of $110mm. 3. Based on deals between $100 million and $300 million where a premium was paid for deals completed between January 1, 2014 through June 28, 2019. August 2018 presentation encompassed January 1, 2014 through July 26, 2018. 4. Analyst price target from Compass Point Research (May 17, 2019). CS no longer covers the Company. 5. Selected range of 0.8x – 1.0x Pro Forma SIC P / NAV multiples. 6. MCC's current share price. MCC's current P/NAV is 0.4580x.

BARCLAYS

Select Trading Comparables: Asset Management

Price / EPS (1) (2)

P / 2019E


7.5x - 10.0x (4)
Cohen & Steers 21.5x
Federated 14.7x
Artisan 11.0x
Waddell & Reed 10.8x
Manning & Napier 10.6x
Virtus 8.2x
Victory Capital 7.3x
BrightSphere 6.1x
Ares 18.9x
Oaktree 13.3x
0.0x
5.0x
10.0x
15.0x
20.0x

P / 2020E


7.0x – 9.0x (4)
Cohen & Steers 19.6x
Federated 13.6x
Waddell & Reed 10.6x
Artisan 10.3x
Manning & Napier 9.2x
Virtus 7.5x
BrightSphere 5.6x
Victory Capital 4.7x
Ares 15.3x
Oaktree 13.7x
0.0x
5.0x
10.0x
15.0x
20.0x

EV / EBITDA (1) (3)

2019E


5.5x – 7.0x (4)
Cohen & Steers
Federated 10.9x
Victory Capital 9.5x
Artisan 8.9x
Waddell & Reed 7.3x
Virtus 7.1x
BrightSphere 6.2x
Manning & Napier 2.8x
0.0x
5.0x
10.0x
15.0x

2020E


5.0x – 6.5x (4)
Cohen & Steers 14.7x
Federated 10.2x
Artisan 8.3x
Waddell & Reed 7.4x
Virtus 6.8x
Victory Capital 6.1x
BrightSphere 6.0x
Manning & Napier 2.2x
0.0x
5.0x
10.0x
15.0x

Traditional Asset Managers   Alternative Asset Managers

Sources: Relevant company filings, SNL Financial, FactSet and Bloomberg. Market data as of July 26, 2019. Financial data as of most recent quarter. Ranges determined based on lower quartile of trading comps. Pzena Investment Management removed from analysis due to discountinued analyst coverage and lack of available financial estimates.
1. MDLY multiples not shown due to limited coverage by equity analysts. As of July 26, 2019, the multiples for MDLY were as follows: P/2019E: 29.8x; P/2020E: not available; EV/2019E EBITDA: 12.1x; EV/2010E EBITDA: not available. 2. Multiples calculated based on calendarised year; multiples exclude one time / extraordinary expenses. 3. Enterprise value equal to market value, less cash & equivalents, plus long termdebt, plus minority interest. EV / EBITDA multiples not shown for alternative asset managers. 4. Range used on page 8 in the valuation summary for the respective metric. Ranges determined based on lower quartile of trading comps.

Select Precedent Transactions: Asset Management

Select Asset Management Transactions



EV/EBITDA
20.0x
15.0x
10.0x
5.0x
0.0x
9.0x - 12.0x (1)
10.2x
8.8x
11.4x
10.8x
5.3x
11.2x
11.3x
11.9x
19.6x
16.1x
6.7x
10.0x
NM
12.8x
(2)
10.2x
12.4x
6.9x
Average
11.0x

Target	CIFC	Janus	Pioneer Investments	RidgeWorth Investments	Calamos	Aberdeen	Aletti Gestielle SGR	PAX	Guggenheim (ETF business)	etf Securities	Cole Capital	Old Mutual Global Investors (Single Strategy business)	ZAIS Group	Hermes	OppenheimerFunds	Colonial First State Global Asset Management	USAA Asset Management
Acquirer	FAB Partners	Henderson	Amundi	Virtus	"MBO"	Standard Life	Anima	Impax	Invesco	WisdomTree	CIM	TA Associates	"MBO"	Federated	Invesco	MUFG	Victory Capital
Announced Date	Aug-16	Oct-16	Dec-16	Dec-16	Dec-16	Mar-17	Aug-17	Sep-17	Sep-17	Nov-17	Nov-17	Dec-17	Jan-18	Apr-18	Oct-18	Oct-18	Nov-18

Source: Relevant company filings, SNL Financial, FactSet.
1. Range used on page 8 in the valuation summary for the Asset Management precedent transactions. 2. Transactions added to analysis since August 2018 presentation: Oppenheimer Funds / Invesco; Colonial First State Global Asset Management / MUFG; USAA Asset Management / Victory Capital.

U.S. Precedent Transactions: Premium Analysis

U.S. M&A Transactions by Consideration



# of deals
43
58
55
48
38
7
100%
75%
50%
25%
0%
28%
23%
49%
16%
17%
67%
11%
15%
75%
23%
19%
58%
8%
13%
79%
43%
57%
2014
2015
2016
2017
2018
2019 YTD

U.S. 1-Day Bid Premia by Consideration



40.0%
30.0%
20.0%
10.0%
0.0%
20%
36%
14%
17%
11%
21%
16%
26%
12%
16%
12%
10%
35%
26%
21%
9%
16%
16%
20%
13%
2014
2015
2016
2017
2018
2019 YTD
Total

U.S. 30-Day Bid Premia by Consideration



40.0%
30.0%
20.0%
10.0%
0.0%
23%
36%
24%
23%
16%
19%
11%
27%
13%
22%
16%
13%
33%
36%
23%
33%
9%
22%
22%
12%
2014
2015
2016
2017
2018
2019 YTD
Total

Stock Cash / Stock Cash

Source: Dealogic. Note: Calculations exclude outlier premia in excess of 150%.
Note: Includes deals between $100 million and $300 million where a premium was paid for deals completed between January 1, 2014 through June 28, 2019. August 2018 presentation encompassed January 1, 2014 through July 26, 2018.

MDLY: Discounted Cash Flow Analysis

Build of Free Cash Flow and Total Value[1]

Free Cash Flow

($ in millions)

	Historical Financials			Projected Financials[2]			
	2016A	**2017A**	**2018A**	**2019E**	**2020E**	**2021E**	**2022E**
Total Revenues	$76.0	$65.8	$58.0	$61.9	$78.1	$97.5	$121.2
EBITDA	$38.5	$29.4	$12.6	$27.4	$36.6	$48.5	$60.7
Less: Taxes[3]				(9.1)	(12.1)	(16.1)	(20.1)
Less: Capital Expenditures[4]				(0.2)	(0.2)	(0.2)	(0.2)
Less: Growth in Net Working Capital[5]				2.3	(1.7)	(1.7)	(2.5)
Free Cash Flows				**$20.5**	**$22.6**	**$30.5**	**$37.8**

Sensitivities

WACC	NPV of Cash Flows (2020-22)	Terminal Value: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x	Total EV: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x
13.0%	$70	$186	$214	$242	$256	$284	$312
14.0%	69	180	207	234	248	275	302
15.0%	68	173	199	226	241	267	293

WACC	Implied TV Growth Rate at 2022 EV/EBITDA Multiples 5.00x	5.75x	6.50x	Total Equity Value: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x	Total Eq. Value per Share: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x
13.0%	0.5%	1.9%	3.1%	$146	$174	$202	$4.15	$4.95	$5.74
14.0%	1.4%	2.8%	4.0%	138	165	192	$3.93	$4.70	$5.47
15.0%	2.2%	3.7%	4.9%	131	157	183	$3.72	$4.46	$5.20

Sources: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 2.5.3 Financials; Strategy - Management Plan.
Note: See appendix for WACC calculation detail.

1. *Unlevered FCF analysis.*
2. *Projected financials provided by MDLY Management and revised since August 2018 presentation.*
3. *Taxes calculated and used only for DCF purposes.*
4. *Management assumption: $150k per year, primarily related to technology.*
5. *Management assumption: Net working capital equal to 25 – 30% (shown as 27.5%) of annual operating expenses.*

BARCLAYS

MDLY: Discounted Cash Flow Analysis Sensitivity

Total Equity Value Per Share Sensitizing FPAUM CAGR and EBITDA Margin

		Fee Paying AUM CAGR (2018A-2022E)				
		0%	5%	10%	15%	20%
EBITDA Margin	30%	($0.34)	$0.10	$0.61	$1.18	$1.83
	35%	$0.11	$0.63	$1.23	$1.90	$2.67
	40%	$0.56	$1.16	$1.85	$2.63	$3.50
	45%	$1.01	$1.69	$2.47	$3.35	$4.34
	50%	$1.46	$2.22	$3.09	$4.07	$5.17

- For 2022E, management projects year over year growth in fee-paying AUM of 18.5% and an EBITDA margin of 50.1%
- Sensitivity table for reference only, ranges are illustrative. Sensitivity analysis not incorporated elsewhere in Barclays analysis.

Sources: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 2.5.3 Financials; Strategy - Management Plan.
Note: Assumes WACC constant at 14.0% and terminal value of 5.75x 2022 EBITDA.
Management's projections (page 6) show a fee-paying AUM CAGR of ~18% (2018-2022E) and an average EBITDA margin of ~48% (2019E-2022E).

SIC Pro Forma Analysis (combination with MCC and MDLY)

MCC and SIC Historical and Projected Financial Data

Historical and Forecasted P&L – MCC

($ in millions)	2017A	2018A	2019E	2020E	2021E	2022E
Investment Income	$90.8	$60.4	$46.6	$55.6	$65.6	$69.8
Expenses						
Management Fees	$17.3	$13.8	$10.5	$9.5	$10.5	$17.0
Interest Expenses	30.4	27.2	22.2	17.9	21.0	20.9
G&A	9.7	12.4	21.1	9.4	9.4	9.4
Total Expenses	**$57.4**	**$53.4**	**$53.8**	**$36.7**	**$40.8**	**$47.3**
Net Investment Income	**$33.4**	**$7.0**	**($7.2)**	**$18.9**	**$24.9**	**$22.5**
Growth	*(31.2%)*	*(79.1%)*	*(203.5%)*	*(361.2%)*	*31.5%*	*(9.6%)*
AUM	$835.9	$714.5	$535.0	$575.7	$611.4	$638.2
Growth	*(8.9%)*	*(14.5%)*	*(25.1%)*	*7.6%*	*6.2%*	*4.4%*
NAV	419.8	305.7	287.9	293.4	296.4	297.1
Growth	*(17.9%)*	*(27.2%)*	*(5.8%)*	*1.9%*	*1.0%*	*0.2%*

Historical and Forecasted P&L – SIC

($ in millions)	2017A	2018A	2019E	2020E	2021E	2022E
Investment Income	$107.2	$97.2	$96.6	$122.5	$153.4	$175.8
Expenses						
Management Fees	$25.9	$19.0	$23.6	$33.9	$42.2	$47.9
Interest Expenses	18.3	21.4	21.6	27.2	37.0	45.0
G&A	8.3	10.5	8.9	9.6	10.4	11.3
Total	$52.5	$50.9	$54.1	$70.7	$89.6	$104.2
Net Investment Income	**$54.7**	**$46.3**	**$42.5**	**$51.7**	**$63.8**	**$71.7**
Growth	*(8.8%)*	*(15.3%)*	*(8.1%)*	*21.7%*	*23.2%*	*12.4%*
AUM	$1,064.1	$1,033.1	$1,097.7	$1,319.0	$1,606.3	$1,771.7
Growth	*5.8%*	*(2.9%)*	*6.2%*	*20.2%*	*21.8%*	*10.3%*
NAV	740.0	662.1	666.3	722.6	777.9	836.3
Growth	*(4.3%)*	*(10.5%)*	*0.6%*	*8.5%*	*7.7%*	*7.5%*

Sources: Company filings. Files uploaded to the Integrate ShareVault virtual dataroom: 6.1.38 Vehicle Financials – MCC; 6.2.8 Vehicle Financials – SIC.

Pro Forma SIC Financial Information (combination with MCC and MDLY)

Pro Forma SIC P&L (Year Ending December 31)

	($ in millions)	2019E	2020E	2021E	2022E
MDLY P&L	**MDLY**				
	MDLY Pre-Tax Net Income	$15.9	$25.1	$37.0	$49.2
	(-) Step-Up Amortization	(15.2)	(15.2)	(15.2)	(15.2)
	MDLY Taxable Net Income	$0.7	$9.9	$21.7	$34.0
	(-) Tax Expense	(0.2)	(3.3)	(7.2)	(11.3)
	(+) Step-Up Amortization	15.2	15.2	15.2	15.2
	(-) TRA Payments	0.0	0.0	0.0	0.0
	MDLY After-Tax Net Income	**$15.7**	**$21.8**	**$29.7**	**$37.9**
Pro Forma SIC P&L	**Pro Forma SIC P&L**				
	SIC NII	$42.5	$51.7	$63.8	$71.7
	(+) MCC NII	(7.2)	18.9	24.9	22.5
	(+) MDLY NI	15.7	21.8	29.7	37.9
	(+) Synergies	6.8	6.8	6.8	6.8
	(-) Incremental Compensation	(5.3)	(5.3)	(5.3)	(5.3)
	(-) Incremental Insurance Expense	(3.0)	(3.0)	(2.6)	(2.3)
	PF SIC NII	**$49.5**	**$90.9**	**$117.2**	**$131.2**
	NII / Share	*$0.33*	*$0.57*	*$0.71*	*$0.76*
	NAV	**$1,003**	**$1,064**	**$1,123**	**$1,182**
	NAV / Share	*$6.63*	*$6.71*	*$6.76*	*$6.82*
	SIC Shares	99.813	107.237	114.621	121.957
	Shares Issued to MCC	41.517	41.517	41.517	41.517
	Shares Issued to MDLY	9.831	9.831	9.831	9.831
	PF SIC Shares Outstanding	**151.161**	**158.584**	**165.969**	**173.305**

Sources: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 2.5.3 Financials; Strategy - Management Plan; 6.1.38 Vehicle Financials - MCC; 6.2.8 Vehicle Financials – SIC.

Merger Analysis – Pro Forma NAV as of Q1 2019 (combination with MCC and MDLY)

Pro Forma Fully Diluted Shares Outstanding (mm)	**3/31/2019**
SIC shares outstanding	99.5
Issued to MCC	37.0
Issued to MDLY[1]	9.8
Issued to MCC shareholders in relation to settlement[2]	4.5
Pro forma shares outstanding	**150.8**

Net Asset Value per Share Accretion / Dilution ($mm)	**3/31/2019**
SIC net asset value	$667.4
MCC net asset value	248.5
MDLY net asset value	44.6
Stock settlement expense	30.0
Integrate insurance expense recovery	8.5
Estimated net plaintiff fees	(5.0)
Pro forma adjusted net asset value	**994.0**

Pro forma net asset value per share	$6.59
Standalone SIC net asset value per share	6.71

Source: MDLY Management forecasts. Shares in millions except per share metrics. 1. Fully diluted, includes RSUs. 2. Per MDLY management.

Asset Mix and Industry Diversification (combination with MCC and MDLY)

The Pro Forma Combined Company(1) is more diversified with a comparable asset mix

SIC Investment Type(2)



Equity/Warrants 10%
Structured Products 7%
Second Lien 15%
First Lien 68%

Number of Borrowers: 142

Combined Company Investment Type(2)



Equity/Warrants 13%
Structured Products 4%
Second Lien 10%
First Lien 73%

Number of Borrowers: 164

SIC Industry Mix(2)



Other (Includes 17 Industries) 10%
Chemicals, Plastics and Rubber 6%
Automotive 7%
Construction and Building 9%
Wholesale 3%
Multi-Sector Holdings 3%
Aerospace and Defense 8%
Banking, Finance, Insurance and Real Estate 14%
Healthcare and Pharmaceuticals 12%
High Tech Industries 6%
Services: Business 22%

Combined Company Industry Mix(2)



Other (Includes 17 Industries) 28%
Services: Business 16%
High Tech Industries 10%
Healthcare and Pharmaceuticals 9%
Banking, Finance, Insurance and Real Estate 7%
Aerospace and Defense 6%
Multi-Sector Holdings 6%
Wholesale 6%
Construction and Building 5%
Automotive 4%
Chemicals, Plastics and Rubber 3%

Source: Medley management, MCC filings, Sierra filings.
Note: Portfolio data as of March 31, 2019.

1. *Combined Company defined as the result of the Merger of MCC into Sierra and the acquisition of MDLY by Sierra; MDLY to operate as a subsidiary of Sierra. The portfolio data for the Combined Company refers to the combined portfolio of MCC and Sierra as though they were combined during the referenced period. The Combined Company excludes the value of the joint ventures which has an 87.5% economic exposure to the assets.*
2. *Based on fair market value and includes on-book and SLS JV portfolio.*

BARCLAYS

Pro Forma SIC Valuation Summary (combination with MCC and MDLY)

Indicative Per Share Valuation[(1)]

($ in millions)

BDC Trading Comps	**Price / NAV (Internally Managed)**	**NAV** $994	1.10x - 1.30x
	Price / NAV (Externally Managed)	**NAV** $994	0.85x - 0.95x
BDC Prec. Trans.	**Price / NAV**	**NAV** $994	0.80x - 1.00x
DCF	**Discount Rate**		10.0% - 8.0%
	Exit Multiple (P/NAV)		0.80x - 1.00x



$7.25
$8.57
$5.60
$6.26
$5.27
$6.59
$6.13
$7.67
$2.64
$3.95
$5.27
$6.59
$7.90
$9.22
$10.54
Price / NAV
0.40x
0.60x
0.80x
1.00x
1.20x
1.40x
1.60x

Sources: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 6.1.38 Vehicle Financials - MCC.
Note: NAV per MDLY Management. Selected range represents 0.8x – 1.0x Pro Forma SIC P / NAV multiples.
1. Value to pro forma SIC shares, assumes ~151mm FDSO.

Select Trading Comparables: BDCs



Price / NAV
Externally managed average: 0.89x
Internally managed average: 1.48x
1.8x
1.6x
1.4x
1.2x
1.0x
0.8x
0.6x
0.4x
0.2x
0.0x
0.85x – 0.95x(1)
1.10x – 1.30x(2)
0.74x
0.76x
0.86x
0.87x
0.88x
0.95x
0.99x
1.03x
1.26x
1.70x
Prospect Capital
PennantPark Investment
Barings BDC (3)
TCG BDC
PennantPark Floating Rate
Solar Capital
BlackRock TCP Capital
New Mountain Finance
Hercules Capital
Main Street Capital
Externally Managed BDC
Internally Managed BDC

Source: FactSet, SNL Financial, Relevant company filings. Note: Market data as of July 26, 2019.
Note: Includes select BDCs with assets greater than $700mm.
1. *Range used on page 18 in the valuation summary for Externally Managed BDCs.*
2. *Range used on page 18 in the valuation summary for Internally Managed BDCs.*
3. *On April 4, 2018, Triangle Capital Corp. announced the sale of its investment portfolio to Benefit Street Partners, LLC and that it would become externally managed by Brings LLC. Effective August 2, 2018, the company changed its name from Triangle Capital Corporation to Barings BDC.*

BARCLAYS

Select Precedent Transactions: BDCs



Price / Net Asset Value
1.20x
1.00x
0.80x
0.60x
0.40x
0.20x
0.80x - 1.00x(3)
Average: 0.82x
0.54x
0.48x
0.99x
0.91x
1.00x
0.80x
0.99x
0.86x
1.07x (1)
0.60x (1, 2)
(4)

Announcement Date	3-Aug-09	26-Oct-09	29-Apr-15	23-May-16	23-Jun-16	30-Sep-16	3-May-17	23-Jul-18	28-Nov-18	25-Jan-19
Target	Patriot Capital	Allied Capital	MCG Capital	American Capital	Full Circle Capital	Credit Suisse Park View BDC	NF Investment Corp	Corporate Capital Trust	Golub Capital Investment Corp	Rand Capital Corporation
Acquiror	Prospect Capital	Ares Capital	PennantPark Floating Rate Capital	Ares Capital	Great Elm Capital	CION Investments	TCG BDC	FS Investment Corporation	Golub Capital BDC	East Asset Management

Source: Relevant company filings, SNL.

1. *Based on transaction announcement documents, subject to change upon close.*
2. *East Asset Management will hold approximately 57% of shares outstanding following the share purchase.*
3. *Range used on page 18 in the valuation summary for BDC transactions multiples.*
4. *Transactions added to analysis since August 2018 presentation: Golub Capital Investment Corp. / Golub Capital BDC; Rand Capital Corporation / East Asset Management.*

BARCLAYS

Pro Forma SIC: Discounted Cash Flow Analysis (combination with MCC and MDLY)

Build of Free Cash Flow and Total Value

($ in millions)

	Projected Financials[1] 2019E	2020E	2021E	2022E
Pro Forma SIC Net Investment Income	**$49.5**	**$90.9**	**$117.2**	**$131.2**
Pro Forma SIC Net Asset Value	**$1,002.5**	**$1,064.3**	**$1,122.7**	**$1,181.7**

Equity Value Sensitivities

Cost of Equity	NPV of Cash Flows (2020-22)	Terminal Value: 2022 P/NAV Multiple 0.80x	0.90x	1.00x	Total Equity Value: 2022 P/NAV Multiple 0.80x	0.90x	1.00x
8.0%	$289	$695	$782	$869	$984	$1,071	$1,158
9.0%	283	670	753	837	953	1,037	1,121
10.0%	278	646	726	807	924	1,005	1,085

Cost of Equity	Implied TV Growth Rate at 2022 P/NAV Multiples 0.80x	0.90x	1.00x
8.0%	(5.2%)	(3.9%)	(2.8%)
9.0%	(4.3%)	(3.0%)	(1.9%)
10.0%	(3.4%)	(2.1%)	(1.0%)

Sources: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 6.1.38 Vehicle Financials - MCC.
1. Projected financials provided by MDLY Management and revised since August 2018 presentation.

BARCLAYS

MDLY Valuation Analysis (combination with SIC only)

MDLY Historical and Projected Income Statement (combination with SIC only) (1)

Historical and Forecasted P&L

($ in millions)	2017A	2018A	2019E	2020E	2021E	2022E
Revenue						
MCC[(2)]	$17.3	$13.5	$9.3	$0.0	$0.0	$0.0
SIC	21.2	19.0	18.3	21.5	26.3	30.0
Other	12.4	14.2	14.4	20.1	27.7	37.3
Base Management Fees	$50.9	$46.6	$42.0	$41.6	$54.0	$67.2
Origination Fees	2.3	0.5	1.8	1.8	2.5	2.3
Incentive Fees	4.9	0.0	5.5	13.2	17.8	21.4
Performance Fees	(1.7)	0.1	0.5	1.0	1.8	2.4
Other Revenue and Fees	9.5	10.7	10.0	7.4	7.4	7.4
Total Revenue	**$65.8**	**$58.0**	**$59.8**	**$65.1**	**$83.5**	**$100.7**
Revenue Growth		*(11.9%)*	*3.2%*	*8.7%*	*28.4%*	*20.5%*
Expenses						
Compensation & Benefits	$24.7	$28.0	$20.8	$20.2	$25.9	$34.3
Investment Expense (Income)	(2.4)	0.1	(0.7)	(0.7)	(0.7)	(0.7)
G&A and Other	9.8	15.3	11.8	11.4	11.9	12.8
NCI	4.4	2.0	0.2	0.9	2.2	4.4
Total Expenses	**$36.4**	**$45.4**	**$32.0**	**$31.7**	**$39.3**	**$50.8**
Core EBITDA	**$29.4**	**$12.6**	**$27.8**	**$33.3**	**$44.2**	**$49.9**
EBITDA Margin	*44.7%*	*21.8%*	*46.5%*	*51.2%*	*52.9%*	*49.5%*
D&A	($0.9)	($0.8)	($0.7)	($0.7)	($0.7)	($0.7)
Interest Expense	(11.9)	(10.8)	(10.8)	(10.8)	(10.8)	(10.8)
Other	1.1	0.6	0.0	0.0	0.0	0.0
Pre-Tax Income	**17.8**	**$1.6**	**$16.3**	**$21.8**	**$32.7**	**$38.4**
Taxes	(2.2)	(1.8)	(1.8)	(2.1)	(3.2)	(3.9)
Core Net Income	**$15.5**	**($0.1)**	**$14.5**	**$19.7**	**$29.5**	**34.5**
Fee Earning AUM	**$3,158**	**$2,785**	**$2,306**	**$3,055**	**$4,002**	**$4,829**
AUM Growth		*(11.8%)*	*(17.2%)*	*32.5%*	*31.0%*	*20.7%*

Sources: MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019.

1. *Assuming MCC's merger with SIC does not close simultaneously with the MDLY and SIC merger and that MCC terminates its investment management contract with MDLY.*
2. *Per MDLY Management, MDLY and MCC's advisory contract would be expected to terminate in 4Q 2019; estimates show management's expected revenue for 1Q19E through 3Q19E for 2019E.*

Analysis of Proposed Consideration (combination with SIC only)

Value to MDLY shareholders is dependent upon the Price to NAV valuation of Pro Forma SIC ex MCC

Valuation at Various Pro Forma SIC Assumed NAV Multiples

		Metric	0.46x [6]	0.60x	0.70x	0.80x	0.90x	1.00x [7]
	Implied SIC NAV per Share		$2.98	$3.91	$4.56	$5.21	$5.86	$6.51
	PF SIC NAV per Share [1]	$6.51						
	MDLY [2]							
To MDLY	Stock Consideration		$0.83	$1.09	$1.27	$1.46	$1.64	$1.82
To MDLY	Cash Consideration		2.38	2.38	2.38	2.38	2.38	2.38
To MDLY	**Total Consideration per Share**		**$3.21**	**$3.47**	**$3.65**	**$3.84**	**$4.02**	**$4.20**
o/w RSUs	Stock Consideration	0.7079 x	$2.11	2.77	3.23	3.69	4.15	4.61
o/w RSUs	Cash Consideration		0.00	0.00	0.00	0.00	0.00	0.00
o/w RSUs	**Total Consideration to Unvested RSUs**		**$2.11**	**$2.77**	**$3.23**	**$3.69**	**$4.15**	**$4.61**
o/w LLCs	Stock Consideration	0.2072 x	$0.62	0.81	0.94	1.08	1.21	1.35
o/w LLCs	Cash Consideration		2.66	2.66	2.66	2.66	2.66	2.66
o/w LLCs	**Total Consideration to LLC Unitholders**		**$3.28**	**$3.47**	**$3.60**	**$3.74**	**$3.87**	**$4.01**
o/w Class A	Stock Consideration	0.2668 x	0.80	1.04	1.22	1.39	1.56	1.74
o/w Class A	Cash Consideration		2.96	2.96	2.96	2.96	2.96	2.96
o/w Class A	**Total Consideration to Class A Shareholders**		**$3.76**	**$4.00**	**$4.18**	**$4.35**	**$4.52**	**$4.70** [8]
	Premium / (Discount) for Class A Shareholders							
	Current Share Price (July 26, 2019)	**$2.38**	**57.8%**	**68.2%**	**75.5%**	**82.8%**	**90.1%**	**97.4%**
	52-Week High (November 23, 2018)	5.60	(32.9%)	(28.5%)	(25.4%)	(22.3%)	(19.2%)	(16.1%)
	52-Week Low (May 17, 2019)	2.33	61.2%	71.8%	79.2%	86.7%	94.1%	101.6%
	90-Day VWAP	2.60	44.7%	54.2%	60.8%	67.5%	74.2%	80.9%
	Implied Enterprise Value							
	Equity Capitalization [3]		$113.0	$122.1	$128.5	$134.9	$141.3	$147.7
	Plus: Net Debt [4]		110.1	110.1	110.1	110.1	110.1	110.1
	Implied Enterprise Value		$223.1	$232.2	$238.6	$245.0	$251.4	$257.8
	Summary MDLY Valuation Metrics [5]							
	2019E P / E	$14.5	7.8x	8.4x	8.9x	9.3x	9.8x	10.2x
	2020E P / E	19.7	5.7	6.2	6.5	6.8	7.2	7.5
	2019E EV / EBITDA	27.8	8.0	8.4	8.6	8.8	9.0	9.3
	2020E EV / EBITDA	33.3	6.7	7.0	7.2	7.4	7.5	7.7

Source: Bloomberg, FactSet, Company Filings. MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019. Financial data based on management estimates.

1. Total NAV of Pro Forma SIC (without MCC) is $712mm per MDLY management. 2. Total consideration by type (stock, cash, and stock plus cash) received collectively by Class A Shareholders, LLC Unitholders, and Unvested RSU holders, divided by the number of Class A Shares Outstanding (5.960mm), plus the number of LLC Units (24.839mm), plus the number of RSUs (4.373mm). 3. Calculated as per share total consideration to Class A Shareholders times the number of Class A Shares Outstanding (5.960mm), plus per unit Total Consideration to LLC Unitholders times the number of LLC Units (24.839mm), plus per unit Total Consideration to Unvested RSUs times the number of units (4.373mm). Share counts per MDLY management. 4. Net debt calculated as follows: principal balance of debt outstanding of $122.6mm - cash and equivalents of $12.5mm = $110.1mm. 5. Forward looking EBITDA and EPS estimates per MDLY Management forecasts posted to the Integrate ShareVault virtual data room. 6. Current Medley Capital Corporation P/NAV is 0.4580x. 7. Selected range of 0.80x – 1.00x Pro Forma SIC P / NAV multiples. 8. At 1.0x NAV, the total consideration per share to the Class A Shareholders is 69 cents greater than to the LLC Unitholders.

BARCLAYS

MDLY Valuation Summary per Class A Share (combination with SIC only)

Indicative Price Valuation per Class A Share (1)



($ in millions)
Trading Comparables: Asset Management
AM Prec. Trans.
DCF
Solely For Reference
P/E
2019E Earnings
$14.5
7.5x - 10.0x
2020E Earnings
$19.7
7.0x - 9.0x
EV / EBITDA(2)
2019E EBITDA
$27.8
5.5x - 7.0x
2020E EBITDA
$33.3
5.0x - 6.5x
EV / EBITDA(2)
2019E EBITDA
$27.8
9.0x - 12.0x
WACC
15.0% - 13.0%
Exit Multiple
5.0x - 6.5x
Historical Trading Performance
52 Week High/Low
$2.33 - $5.60
Precedent Premiums Paid(3)
Premium to Mkt. Cap.
15.0% - 25.0%
Compass Point Research Price Target(4)
x MCC's current share price @ $2.33(6)
$3.09
$4.11
$3.92
$5.04
$1.22
$2.40
$1.61
$3.03
$3.98
$6.36
$2.64
$4.30
$2.33
$5.60
$2.74
$2.98
$5.25
Note: Current Share Price: $2.38 x
x Note: Class A $2.96 Cash Consideration
0.80x – 1.00x P/NAV ($4.35 – $4.70)(5)

Implied Metrics for Class A Shareholders	$0.50	$1.50	$2.50	$3.50		$4.50		$5.50	$6.50	$7.50
Implied Pro Forma SIC Price / NAV	-	-	-	*0.31x*	*0.80x*	*0.89x*	*1.00x*	*NM*	*NM*	*NM*
Price / 2019E Earnings	1.2x	3.6x	6.1x	8.5x	10.6x	10.9x	11.4x	13.4x	15.8x	18.2x
Price / 2020E Earnings	0.9	2.7	4.5	6.2	7.8	8.0	8.4	9.8	11.6	13.4
EV / 2019E EBITDA	4.6	5.9	7.1	8.4	9.5	9.7	9.9	10.9	12.2	13.4
EV / 2020E EBITDA	3.8	4.9	5.9	7.0	7.9	8.1	8.3	9.1	10.2	11.2

Source: MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019.
Notes: Market data as of July 26, 2019. Ranges determined based on lower quartile of trading comps. Compare to August 2018 presentation. Forward looking multiples use 2019E and 2020E figures, whereas August 2018 presentation utilized 2018E and 2019E.
1. *Analysis presented on a per share basis. Per Medley management, assumes total MDLY shares (35.173mm), which includes Class A (5.960mm), LLC (24.839mm) and RSUs (4.373mm). 2. Net debt of $110mm. 3. Based on deals between $100 million and $300 million where a premium was paid for deals completed between January 1, 2014 through June 28, 2019. August 2018 presentation encompassed January 1, 2014 through July 26, 2018. 4. Analyst price target from Compass Point Research (May 17, 2019). CS no longer covers the Company. 5. Selected range of 08x – 1.0x Pro Forma SIC P / NAV multiples. 6. MCC's current share price. MCC's current P/NAV is 0.4580x.*

BARCLAYS

MDLY (combination with SIC only): Discounted Cash Flow Analysis

Build of Free Cash Flow and Total Value

Free Cash Flow

($ in millions)

	Historical Financials			Projected Financials[1]			
	2016A	2017A	2018A	2019E	2020E	2021E	2022E
Total Revenues	$76.0	$65.8	$58.0	$59.8	$65.1	$83.5	$100.7
EBITDA	$38.5	$29.4	$12.6	$27.8	$33.3	$44.2	$49.9
Less: Taxes[2]				(9.2)	(11.1)	(14.7)	(16.6)
Less: Capital Expenditures[3]				(0.2)	(0.2)	(0.2)	(0.2)
Less: Growth in Net Working Capital[4]				3.0	0.3	(1.7)	(2.5)
Free Cash Flows				**$21.4**	**$22.4**	**$27.7**	**$30.6**

Sensitivities

WACC	NPV of Cash Flows (2020-22)	Terminal Value: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x	Total EV: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x
13.0%	$63	$153	$176	$199	$216	$239	$261
14.0%	62	148	170	192	209	231	254
15.0%	61	143	164	185	203	224	246

WACC	Implied TV Growth Rate at 2022 EV/EBITDA Multiples 5.00x	5.75x	6.50x	Total Equity Value: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x	Total Eq. Value Per Share: 2022 EV/EBITDA Multiple 5.00x	5.75x	6.50x
13.0%	0.6%	2.1%	3.2%	$106	$128	$151	$3.00	$3.65	$4.30
14.0%	1.5%	3.0%	4.2%	99	121	143	$2.82	$3.45	$4.08
15.0%	2.4%	3.9%	5.1%	93	114	136	$2.64	$3.25	$3.86

Source: MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019.
Note: See appendix for WACC calculation detail.

1. *Projected financials provided by MDLY Management and revised since August 2018 presentation.*
2. *Taxes calculated and used only for DCF purposes.*
3. *Management assumption: $150k per year, primarily related to technology.*
4. *Management assumption: Net working capital equal to 25 – 30% (shown as 27.5%) of annual operating expenses.*

Pro Forma SIC Financial Information (combination with SIC only)

Pro Forma SIC P&L (Year Ending December 31)					
	($ in millions)	2019E	2020E	2021E	2022E
MDLY P&L	**MDLY**				
	MDLY Pre-Tax Net Income	$16.3	$21.8	$32.7	$38.4
	(-) Step-Up Amortization	(15.2)	(15.2)	(15.2)	(15.2)
	MDLY Taxable Net Income	$1.1	$6.6	$17.5	$23.2
	(-) Tax Expense	(0.4)	(2.2)	(5.8)	(7.7)
	(+) Step-Up Amortization	15.2	15.2	15.2	15.2
	(-) TRA Payments	0.0	0.0	0.0	0.0
	MDLY After-Tax Net Income	**$15.9**	**$19.6**	**$26.9**	**$30.7**
Pro Forma SIC P&L	**Pro Forma SIC P&L**				
	SIC NII	$42.5	$51.7	$63.8	$71.7
	(+) MCC NII [1]	(5.4)	0.0	0.0	0.0
	(+) MDLY NI	15.9	19.6	26.9	30.7
	(+) Synergies	1.0	1.0	1.0	1.0
	(-) Incremental Compensation	(5.3)	(5.3)	(5.3)	(5.3)
	(-) Incremental Insurance Expense	0.0	0.0	0.0	0.0
	PF SIC NII	**$48.7**	**$67.1**	**$86.4**	**$98.0**
	NII / Share	*$0.44*	*$0.57*	*$0.69*	*$0.74*
	NAV	**$711**	**$767**	**$822**	**$881**
	NAV / Share	*$6.48*	*$6.55*	*$6.61*	*$6.68*
	SIC Shares	99.813	107.237	114.621	121.957
	Shares Issued to MCC	0.000	0.000	0.000	0.000
	Shares Issued to MDLY	9.831	9.831	9.831	9.831
	PF SIC Shares Outstanding	**109.644**	**117.068**	**124.452**	**131.789**

Source: MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019.
1. Per MDLY Management, MDLY and MCC's advisory contract would be expected to terminate in 4Q 2019; we have assumed 75% of the full year MCC NII for 2019E.

Merger Analysis – NAV as of Q1 2019 (combination with SIC only)

Pro Forma Fully Diluted Shares Outstanding (mm)	3/31/2019
SIC shares outstanding	99.5
Issued to MCC	0.0
Issued to MDLY[1]	9.8
Issued to MCC shareholders in relation to settlement	0.0
Pro forma shares outstanding	**109.3**

Net Asset Value per Share Accretion / Dilution ($mm)	3/31/2019
SIC net asset value	$667.4
MCC net asset value	0.0
MDLY net asset value	44.6
Stock settlement expense	0.0
Integrate insurance expense recovery	0.0
Estimated net plaintiff fees	0.0
Pro forma adjusted net asset value	**711.9**
Pro forma net asset value per share	$6.51
Standalone SIC net asset value per share	6.71

Source: MDLY Management forecasts. Files and information received from MDLY Management on July 19 and 20, 2019. Shares in millions except per share metrics. 1. Fully diluted, includes RSUs.

Pro Forma SIC Valuation Summary (combination with SIC only)

Indicative Per Share Valuation [1]

($ in millions)

BDC Trading Comps	**Price / NAV (Internally Managed)**	**NAV** $712 1.10x - 1.30x	$7.16 – $8.47
	Price / NAV (Externally Managed)	**NAV** $712 0.85x - 0.95x	$5.54 – $6.19
BDC Prec. Trans.	**Price / NAV**	**NAV** $712 0.80x - 1.00x	$5.21 – $6.51
DCF	**Discount Rate**	10.0% - 8.0%	$6.29 – $7.88
	Exit Multiple (P/NAV)	0.80x - 1.00x	



$7.16
$8.47
$5.54
$6.19
$5.21
$6.51
$6.29
$7.88
$2.61
$3.91
$5.21
$6.51
$7.81
$9.12
$10.42

Price / NAV	0.40x	0.60x	0.80x	1.00x	1.20x	1.40x	1.60x

Sources: MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019.
Note: NAV per MDLY Management. Selected range represents 0.8x – 1.0x Pro Forma SIC P / NAV multiples.
1. Value to pro forma SIC shares, assumes ~109mm FDSO.

BARCLAYS

Pro Forma SIC: Discounted Cash Flow Analysis (combination with SIC only) (1)

Build of Free Cash Flow and Total Value

($ in millions)

	Projected Financials[1]			
	2019E	2020E	2021E	2022E
Pro Forma SIC Net Investment Income[2]	**$48.7**	**$67.1**	**$86.4**	**$98.0**
Pro Forma SIC Net Asset Value	**$710.8**	**$767.1**	**$822.4**	**$880.8**

Equity Value Sensitivities

Cost of Equity	NPV of Cash Flows (2020-22)	Terminal Value: 2022 P/NAV Multiple 0.80x	0.90x	1.00x	Total Equity Value: 2022 P/NAV Multiple 0.80x	0.90x	1.00x
8.0%	$214	$518	$583	$647	$732	$797	$861
9.0%	210	499	562	624	709	772	834
10.0%	206	481	541	602	687	747	808

Cost of Equity	Implied TV Growth Rate at 2022 P/NAV Multiples 0.80x	0.90x	1.00x
8.0%	(5.2%)	(3.9%)	(2.8%)
9.0%	(4.3%)	(3.0%)	(1.9%)
10.0%	(3.4%)	(2.1%)	(1.0%)

Source: MDLY Management estimates. Files and information received from MDLY Management on July 19 and 20, 2019.
1. *Assuming MCC is sold to a third party pursuant to "go shop".*
2. *Per MDLY Management, MDLY and MCC's advisory contract would be expected to terminate in 4Q 2019; we have assumed 75% of the full-year MCC NII for 2019E.*

BARCLAYS

Appendix – Supporting Materials

Pro Forma BDC Market Position (combination with SIC only)

Public BDCs by Assets

($ in mm)

Manager	Assets	Market Cap	Price / NAV
Ares Capital	$13,962	$7,733	1.05 x
FS KKR Capital	7,733	3,119	0.76
Prospect Capital	5,848	2,451	0.74
Golub Capital	4,160 (1)	1,106	1.14
New Mountain Finance	2,650	1,216	1.03
Main Street Capital	**2,595**	**2,607**	**1.70**
Apollo Investment	2,498	1,125	0.87
TCG BDC	2,214	915	0.87
Hercules Capital	**2,139**	**1,347**	**1.26**
Bain Capital Specialty Finance	1,996	952	0.92
TPG Specialty Lending	1,850	1,299	1.20
Solar Capital	1,807	881	0.95
BlackRock TCP Capital	1,663	827	0.99
Oaktree Specialty Lending	1,541	744	0.81
Goldman Sachs BDC	1,428	811	1.17
PennantPark Investment	1,282	449	0.76
Barings BDC	1,211	501	0.86
Pro Forma SIC (2)	**1,077**	**NA**	**NA**
Sierra Income Corporation	1,013	NA	NA
PennantPark Floating Rate	1,012	452	0.88
Blackrock Capital Investment	722	411	0.84
Fidus Investment	705	396	0.98
Medley Capital	696	127	0.46
Mean	**$2,687**	**$1,403**	**0.96 x**

Source: FactSet, SNL Financial, Relevant company filings. Market data as of July 26, 2019.
Note: Bold indicates internally managed BDCs.
1. *Pro forma total assets, based on transaction documents, for Golub Capital Investment Corp. / Golub Capital BDC combination announced on November 27, 2018.* 2. *Per MDLY Management. Pro Forma SIC total assets estimated as follows: SIC assets of $1,013mm + MDLY assets of $129mm - $65mm transaction adjustments = Pro Forma SIC assets of $1,077mm in combination with SIC only.*

BARCLAYS

MDLY Projections Comparison (Current vs. Prior – Aug 2018) (combination with SIC and MCC)

Current Projections					
($ in millions)	2018A	2019E	2020E	2021E	2022E
Total Revenue	$58.0	$61.9	$78.1	$97.5	$121.2
Total Expenses	45.4	34.5	41.5	49.0	60.5
Core EBITDA	12.6	27.4	36.6	48.5	60.7
Core Net Income	(0.1)	14.1	22.7	33.4	44.4
Fee Earning AUM	$2,785	$2,841	$3,631	$4,613	$5,467

Variance (Current versus Prior) $					
($ in millions)	2018	2019	2020	2021	2022
Total Revenue	($5.3)	($15.4)	($12.9)	($8.4)	NA
Total Expenses	8.5	(4.7)	(2.8)	(2.3)	NA
Core EBITDA	(13.9)	(10.8)	(10.2)	(6.1)	NA
Core Net Income	(12.8)	(9.5)	(8.8)	(5.0)	NA
Fee Earning AUM	($436)	($932)	($983)	($924)	NA

Prior Projections					
($ in millions)	2018E	2019E	2020E	2021E	2022E
Total Revenue	$63.3	$77.3	$91.0	$105.9	NA
Total Expenses	36.8	39.1	44.2	51.4	NA
Core EBITDA	26.5	38.2	46.8	54.5	NA
Core Net Income	12.6	23.6	31.5	38.4	NA
Fee Earning AUM	$3,222	$3,773	$4,614	$5,537	NA

Variance (Current versus Prior) %					
	2018	2019	2020	2021	2022
Total Revenue	(8%)	(20%)	(14%)	(8%)	NA
Total Expenses	23%	(12%)	(6%)	(5%)	NA
Core EBITDA	(52%)	(28%)	(22%)	(11%)	NA
Core Net Income	(101%)	(40%)	(28%)	(13%)	NA
Fee Earning AUM	(14%)	(25%)	(21%)	(17%)	NA

Source: MDLY Management estimates. Files uploaded to the Integrate ShareVault virtual dataroom: 6.1.38 Vehicle Financials - MCC. See August 2018 presentation for prior projection details.

WACC Calculation: MDLY

Commentary

- Barclays calculated MDLY's Weighted Average Cost of Capital ("WACC") using the Capital Asset Pricing Model ("CAPM")
- Peer Comparables used to determine a peer average beta: APAM, BSIG, CNS, FII, MN, PZN, VCTR, VRTS and WDR
- Debt / Capitalization ratio is based on net debt and implied equity market capitalization, assuming LLC units are valued equally to Class A shares

Summary Outputs

WACC Analysis: Capital Asset Pricing Model (CAPM)

Assumption	Commentary	
Market Risk Premium (MRP)	Duff & Phelps U.S. Market Risk Premium	6.9%
Risk Free Rate (R_f)	Yield on 10-Year T-Bond (Treasury; as of June 28, 2019)	2.0%
$Beta_U$ (Unlevered)	Peer Average Beta	1.07
$Beta_L$ (Levered)	$Beta_U$ * (1+ D/E * (1-t))	1.94
Cost of Equity	**R_f + MRP * $Beta_L$**	**15.4%**
Size Premium Adjustment	Duff & Phelps Size Premium	5.2%
Tax Rate (t)	Normalized Tax Rate	33.2%
Adjusted Cost of Equity (K_E)		**20.6%**
Pre-tax Cost of Debt (K_D)(1)		9.1%
Post-tax Cost of Debt (K_D)		**6.1%**
Target Debt / Total Capitalization		55.1%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + KD * (1-t) * D/(D+E)**	**12.6%**
Weighted Average Cost of Capital (WACC) - August 2018		**13.9%**

1. Calculated as annualized Q1 interest expense / Q1 average debt. 2. WACC inputs updated utilizing market data as of July 1, 2019.

Cost of Equity Calculation: Pro Forma SIC

Commentary

- Barclays calculated the pro forma SIC entity's Cost of Equity using the Capital Asset Pricing Model ("CAPM")
- Peer Comparables used to determine a peer average beta: CGBD, HTGC, MAIN, NMFC, PFLT, PNNT, PSEC, SLRC, and TCPC

Summary Outputs

Cost of Equity Analysis: Capital Asset Pricing Model (CAPM)

Assumption	Commentary	
Market Risk Premium (MRP)	Duff & Phelps U.S. Market Risk Premium	6.9%
Risk Free Rate (R_f)	Yield on 10-Year T-Bond (Treasury; as of August 8, 2018)	2.0%
$Beta_U$ (Unlevered)	Peer Average Beta	0.36
$Beta_L$ (Levered)	$Beta_U$ * (1+ D/E * (1-t))	0.61
Cost of Equity	**R_f + MRP * $Beta_L$**	**6.2%**
Size Premium Adjustment	Duff & Phelps Size Premium	1.8%
Tax Rate (t)	Normalized Tax Rate	0.0%
Adjusted Cost of Equity (K_E)		**8.1%**
Adjusted Cost of Equity (K_E) - August 2018		**8.8%**

Note: BDCs can qualify as regulated investment companies, and therefore may not be subject to corporate-level taxes.
1. Adjusted Cost of Equity inputs updated utilizing market data as of July 1, 2019.